Exhibit 99.1

Re: Update on Wells Real Estate Fund IX, L.P., including 2004 estimated valuations

Dear Custodian or Pension Plan Trustee:

We would like to take this opportunity to provide you with the 2004 estimated unit values for Wells Real Estate Fund IX, L.P. To help you comply with the Employee Retirement Income Security Act (ERISA) guidelines, we are providing you with the estimated valuations for the partnership units as of December 31, 2004.

The estimated unit valuations for Wells Real Estate Fund IX, L.P., are as follows:

		"A" Units		"B" Units
	Original Unit Price	12/31/2003 Estimated Unit Value	12/31/2004 Estimated Unit Value	12/31/2003 Estimated Unit Value	12/31/2004 Estimated Unit Value

Fund IX	$10.00	$7.91	$7.80	$13.54	$14.00

As you know, these valuations do not assume an orderly liquidation of the properties, but rather a hypothetical immediate sale of all the Fund's assets on December 31, 2004.

The estimated valuations per unit were derived by first calculating the estimated value of each property, then summing the estimated values of each property included within the Fund's property portfolio along with undistributed sales proceeds and cash reserves, if any. The segregation of Class "A" and "B" estimated valuations was achieved by virtue of a calculation in accordance with a predetermined order of distribution of proceeds in regard to class status. The estimated valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Fund in the original public offering of units, and who have made no conversion elections under the partnership agreement.

Property values were estimated by Wells Real Estate Funds and reviewed by The David L. Beal Company, an independent real estate consulting and appraisal company. These estimated valuations contain no expressed or implied guarantee as to the price that units in the Fund might sell for in an actual transaction, nor any indication of the future financial performance of the Fund.

What Impacted the Estimated Valuations?

The following property-level factors had a material effect on the estimated values:

  305 Interlocken Parkway (formerly known as the Cirrus Logic Building)

Based on concerns over the tenant's long-term viability, the General Partners negotiated a lease termination with the tenant in August 2004. The negative impact of this lease termination was offset by the termination payment that Cirrus Logic made.
  15253 Bake Parkway (formerly known as the Quest Building)

This asset was sold in 2004, and the net sale proceeds were greater than the value estimate from last year.
  Ohmeda

The lease with Ohmeda expires in April 2005, and the tenant is vacating the property. The value decreased as a result of the anticipated costs associated with re-leasing the property and the current market conditions in the Broomfield submarket of Denver, where the asset is located.

For more detailed information, please refer to the Form 8-K of Wells Real Estate Fund IX, L.P., filed with the Securities and Exchange Commission. You can find the filing at www.sec.gov.

All of us at Wells Real Estate Funds appreciate the important role you play as Custodian or Pension Plan Trustee in helping provide unparalleled service to our investors. If you have any questions, please feel free to contact our Client Services Department at 800-557-4830.

Sincerely,

/s/Richard Scott

Richard Scott

Vice President

Client Relations

Certain statements contained in this correspondence other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the partnership nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this correspondence. This is neither an offer nor a solicitation to purchase securities.